                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of HomeBase, Inc., of our report dated February 25, 1997, except as to the information presented in Note L, for which the date is April 2, 1997, on our audits of the combined financial statements of Waban Inc. as of January 25, 1997 and January 27, 1996, and for the three years ended January 25, 1997, January 27, 1996 and January 28, 1995.


                                            /s/ COOPERS & LYBRAND, L.L.P.


Boston, Massachusetts
July 28, 1997